UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report:	September 15, 2006
(Date of earliest event reported):	September 13, 2006

Commission File No. 0-20709

D&E COMMUNICATIONS, INC.

(Exact name of Registrant as specified in its Charter)

Pennsylvania	23-2837108
(State or other jurisdiction of incorporation)	(IRS Employer Identification Number)
124 East Main Street P.O. Box 458 Ephrata, PA 17522-0458	17522
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 717-733-4101

Former name or former address, if changed since last Report: N/A

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

       Written communications pursuant to Rule 425 under the Securities Act

       Soliciting material pursuant to Rule 14a-12 under the Exchange Act

       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

       Pre-commencement to communications pursuant to Rule 13e-4(c) under the Exchange Act

D&E COMMUNICATIONS, INC.

INFORMATION TO BE INCLUDED IN REPORT

Item 8.01 - Other Events:

On September 13, 2006, D&E Communications, Inc. (“D&E”) entered into an Agreement with eCommunications Systems Corporation (“eComm”) to sell the assets of its commercial voice equipment and service operations in its Systems Integration segment, for $2,750,000.  A portion of the purchase price ($2,500,000) will be paid on a deferred basis over three (3) years.  D&E will also receive a common stock interest in eComm equal to approximately 10% of eComm’s outstanding common stock, on a diluted basis.  The deferred purchase price will be repaid pursuant to the terms of a note, and will subject eComm to certain covenants typical in a financing transaction pursuant to a Loan and Investment Agreement which will be executed when the transaction closes.

Item 9.01 - Financial Statements and Exhibits

          (d) Exhibits

               Exhibit No.               Description

                 99.1                         Press release, dated September 13, 2006

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: September 15, 2006	D&E COMMUNICATIONS, INC. By: /s/ W. Garth Sprecher W. Garth Sprecher Senior Vice President and Secretary

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